Exhibit 10.1.5

FIFTH AMENDMENT TO LEASE

THIS FIFTH AMENDMENT TO LEASE (this “Amendment”) is made and entered into effective as of October 31, 2018, between GI TC 850 WINTER STREET, LLC, a Delaware limited liability company (“Landlord”), and ALKERMES, INC., a Pennsylvania corporation (“Tenant”).

RECITALS

A.

Landlord (as successor in interest to PDM Unit 850, LLC, a Delaware limited liability company (“Prior Landlord”)) and Tenant are parties to that certain Lease dated April 22, 2009 (the “Original Lease”), which Original Lease has been previously amended by (i) that certain First Amendment to Lease dated June 15, 2009, between Prior Landlord and Tenant (the “First Amendment”), (ii) that certain Second Amendment to Lease dated November 12, 2013, between Prior Landlord and Tenant (the “Second Amendment”), (iii) that certain Third Amendment to Lease dated May 15, 2014, between Prior Landlord and Tenant (the “Third Amendment”), and (iv) that certain Fourth Amendment to Lease dated December 30, 2014, between Landlord and Tenant (the “Fourth Amendment”; the Original Lease, as amended by the First Amendment, the Second Amendment, the Third Amendment, and the Fourth Amendment is hereinafter referred to as the “Current Lease”).  Pursuant to the Current Lease, Landlord has leased to Tenant space currently containing approximately 159,994 rentable square feet and approximately 353 square feet of storage space (as more particularly described in the Lease, the “Current Premises”) in the building located at 850 and 852 Winter Street, Waltham, Massachusetts (the “Building”).

B.

Pursuant to that certain Lease dated August 7, 2009 by and between Landlord (as successor in interest to Prior Landlord) and Massachusetts High Technology Council, Inc., a Massachusetts nonprofit corporation (“MHTC”) (as amended, the “MHTC Lease”), MHTC leases approximately 3,387 rentable square feet located on the first (1st) floor of the Building, which space is shown on Exhibit A hereto (the “Fifth Amendment Expansion Space”).

C.

On or about the date hereof, Tenant will enter into a separate agreement with MHTC, whereby MHTC will agree to terminate the MHTC Lease and to deliver the Fifth Amendment Expansion Space to Tenant (the “MHTC Agreement”).

D.

Tenant has requested that upon termination of the MHTC Lease, the Fifth Amendment Expansion Space be added to the Current Premises and that the Current Lease be appropriately amended.  Landlord is willing to accept the early termination of the MHTC Lease and add the Fifth Amendment Expansion Space to the Current Premises on the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant agree as follows:

1.

Recitals Incorporated; Certain Defined Terms.  The Recitals set forth above are incorporated herein by this reference and shall be deemed terms and provisions hereof with the same force and effect as if fully set forth in this Section.  Terms which are not otherwise defined herein shall be deemed to have the same meanings herein as are ascribed to such terms in the Current Lease.

2.	Expansion.
2.1

Addition of Fifth Amendment Expansion Space.  Effective as of November 1, 2018 (the “Fifth Amendment Expansion Space Commencement Date”), the Current Premises shall be expanded to include the Fifth Amendment Expansion Space and the rentable square area of the Current Premises shall be increased from approximately 159,994 rentable square feet in the Building to approximately 163,381 rentable square feet in the Building.  From and after the Fifth Amendment Expansion Space Commencement Date, the Current Premises and the Fifth Amendment Expansion Space shall collectively be deemed to constitute the Premises (as defined in the Original Lease).  The term for the Fifth Amendment Expansion Space shall commence on the Fifth Amendment Expansion Space Commencement Date and end on the Expiration Date (as defined in Section 3 of the Second Amendment) unless sooner terminated in accordance with the terms of the Current Lease, as amended hereby.  The Fifth Amendment Expansion Space is subject to all the terms and conditions of the Current Lease except as expressly modified herein and except that Tenant shall not be entitled to receive any allowances, abatements or other financial concessions granted with respect to the Current Premises or the performance of any work therein by Landlord.

2.2

Delay in Delivery of Fifth Amendment Expansion Space.  Tenant agrees that Landlord shall not be responsible for, or liable for any damages due to, MHTC’s failure to deliver the Fifth Amendment Expansion Space to Tenant on the Fifth Amendment Expansion Space Commencement Date or any delay in Tenant’s occupation of the Fifth Amendment Expansion Space resulting therefrom.

3.

Base Rent for the Fifth Amendment Expansion Space.  In addition to Tenant’s obligation to pay Base Rent for the Current Premises pursuant to the Current Lease, Tenant shall pay Landlord Base Rent for the Fifth Amendment Expansion Space beginning on the Fifth Amendment Expansion Space Commencement Date and for the remainder of the term of the Current Lease as follows:

Period	Rentable Square Footage	Annual Base Rent Rate Per Square Foot	Annual Base Rent	Monthly Base Rent
11/1/18 – 10/31/19	3,387	$30.52	$103,384.69	$8,615.39
11/1/19 – 2/28/21	3,387	$31.56	$106,907.17	$8,908.93

All such Base Rent shall be payable by Tenant in accordance with the terms of the Current Lease.

4.

Tenant’s Pro Rata Share.  Tenant's Pro Rata Share for the Fifth Amendment Expansion Space is 1.88% of the Building.  Accordingly, Tenant’s Pro Rata Share  (as expanded by the Fifth Amendment Expansion Space) is increased with respect to the entire Building is increased from 88.87% to 90.75%.

5.

Additional Rent.  Effective as of the Fifth Amendment Expansion Space Commencement Date, Tenant shall pay all Additional Rent payable under the Current Lease, including Tenant’s Pro Rata Share of Operating Expenses and Taxes applicable to the Fifth Amendment Expansion Space in accordance with the terms of the Current Lease.  Effective as of the Fifth Amendment Expansion Space Commencement Date, any electricity for the Fifth Amendment Expansion Space shall be payable pursuant to Section 3.01 of the Original Lease.

6.

Condition of Fifth Amendment Expansion Space.  Tenant has inspected the Fifth Amendment Expansion Space and agrees to accept the same “as is” without any agreements, representations, understandings or obligations on the part of Landlord to perform any alterations, repairs, or improvements.  Tenant acknowledges that immediately preceding Tenant’s occupation of the Fifth Amendment Expansion Space, such space will be occupied by MHTC.  Upon the expiration or earlier termination of the Current Lease, Tenant shall remove all personal property from the Fifth Amendment Expansion Space and surrender the Fifth Amendment Expansion Space in accordance with the terms of the Current Lease including, without limitation, Section 15.01 of the Original Lease.

7.

Extension Options.  Each of Landlord and Tenant acknowledges and agrees that Tenant’s right to extend the term of the Current Lease set forth in Article 22 of the Original Lease applies to the Current Premises (but excluding the Fourth Expansion Space) and to the Fifth Amendment Expansion Space, and that Tenant’s right to extend the term of the Current Lease with regard to the Fourth Expansion Space only is governed by Section 9 of the Fourth Amendment.

8.	Other Pertinent Provisions. Landlord and Tenant agree that the Current Lease shall be amended in the following additional respects:
8.1

Parking.  Effective as of the Fifth Amendment Expansion Space Commencement Date, Tenant shall have the right to use eleven (11) additional non-designated parking spaces (based on a parking ratio of 3.3 parking spaces per 1,000 rentable square feet of the Fifth Amendment Expansion Space) in the parking areas shown on Exhibit “20.10” to the Original Lease.  Accordingly, effective as of the Fifth Amendment Expansion Space Commencement Date, Tenant’s non-designated parking spaces shall be increased from five hundred forty-six (546) non-designated parking spaces to five hundred fifty-seven (557) non-designated parking spaces.  Included within the foregoing five hundred fifty-seven (557) non-designated parking spaces are sixty-three (63) non-designated parking spaces located in the parking garage on the lower level of the Building, with direct access to the Building lobby serving the Premises.  Notwithstanding the foregoing, forty-four (44) of such five hundred fifty-seven (557) non-designated parking spaces (including six (6) located in the parking garage on the lower level of the Building, with direct access to the Building lobby serving the Premises) are available to Tenant during the term of the Current Lease and for the duration of the Fourth Expansion Space Extended Term (as defined in the Fourth Amendment) thereafter.  Except as modified herein, the use of such non-designated parking spaces shall be subject to the terms of the Current Lease, as amended hereby.

8.2	Section 12.01 of Original Lease - General Indemnity. The following language is hereby added as the third paragraph in Section 12.01 of the Original Lease:

“Notwithstanding anything to the contrary set forth in the Lease: (i) no officer, director, manager, employee, trustee, member, partner, shareholder, investor, beneficiary, internal investment contractor, investment manager or agent of Landlord or any of its Affiliates (as defined below) shall be personally liable for any of the obligations of Landlord under the Lease, and Tenant shall look solely to Landlord for the enforcement of any claims against it arising under the Lease; (ii) Landlord shall not be liable under any circumstances for a loss of, or injury to, property or for injury to, or interference with, Tenant’s business, including, without limitation, loss of profits, or consequential or punitive damages, however occurring; (iv) Landlord shall not be liable for any damages or injury to person or property or resulting from the loss of use thereof, which damage or injury is sustained by Tenant or by anyone claiming by or through Tenant, based on, arising out of, or resulting from, any cause whatsoever, including any due to the Property becoming out of repair, or due to the occurrence of any accident or event in or about the Property, or due to any act or neglect of any tenant or occupant of the Property or any other person; and (v) all personal property (including equipment) owned, leased and/or operated by Tenant or any other party claiming by or though Tenant located in or on Property shall be at the risk of Tenant only, and Landlord shall not be liable for any loss or damage thereto or theft thereof.  For purposes of this paragraph, “Affiliate” means, with respect to any party, any person or entity that directly, or indirectly through one or more intermediaries, controls, is controlled by or is under common control with such party.  For purposes of this definition, “control” (including, with correlative means, the term “controlled by” or “under common control with”) means the possession by any person or entity, directly or indirectly, of the power to direct or cause the direction of the management and policies of another person or entity, whether through the ownership of voting securities, by contract or otherwise.”

8.3

Section 2.03 of Original Lease - Payment of Rent.  The address to which rent and other amounts payable by Tenant to Landlord under the Current Lease shall be sent to Landlord at the following address or such other address as Landlord shall specify in writing:

GI TC 850 Winter Street
125 High Street, Suite 211
Boston, Massachusetts 02110

8.4

Section 18 of Original Lease - Notices.  The addresses for Landlord and Tenant for purposes of the delivery of notices under the Current Lease are as follows or such other address as Landlord or Tenant shall specify for it to the other after the date of this Amendment.

If to Landlord:	GI TC 850 Winter Street LLC 125 High Street, Suite 211 Boston, Massachusetts 02110 Attn: Property Manager

With a copy to:	GI TC 850 Winter Street LLC c/o GI Partners 188 The Embarcadero, Suite 700 San Francisco, California 94105 Attn: Asset Manager for 850 Winter St., Waltham, MA

With a copy to	Seyfarth Shaw LLP
975 F Street, N.W.
Washington, D.C. 20004
Attn: Tom Galli

If to Tenant:	Alkermes, Inc.
852 Winter Street
Waltham, MA 02541

With a copy to	Langer & McLaughlin, LLP
535 Boylston Street, Suite 300
Boston, MA 02116
Attn: Alkermes Leasing

9.

Insurance.  On or before the Fifth Amendment Expansion Space Commencement Date, Tenant shall provide Landlord with a certificate of insurance, in form and substance satisfactory to Landlord and otherwise in compliance with Section 4.02 of the Original Lease, evidencing that Tenant’s Insurance covers the Current Premises and the Fifth Amendment Expansion Space.

10.

Representations by Tenant.  Tenant hereby represents and warrants to Landlord that the following are true as of date hereof:  (a) Tenant is a corporation duly formed and existing in good standing under the laws of the state of its organization; (b) Tenant is registered and duly authorized to do business as a foreign entity in the state in which the Premises is located; (c) Tenant owns and holds the entire leasehold interest of the tenant under the Current Lease; (d) Tenant has not assigned or encumbered its interest in the Current Lease or any part thereof; (e) there exists no sublease, license or other agreement relative to the use or occupancy of the Current Premises or any part thereof; and (f) Landlord has fulfilled all its obligations, if any, under the Current Lease with respect to the construction of improvements in the Current Premises.  The representations and warranties set forth in this Section shall survive the expiration or earlier termination of the term of the Current Lease, as amended hereby.  Tenant shall indemnify, protect, defend (with counsel approved by Landlord) and hold harmless Landlord from and against any and all losses, liabilities, damages, claims, demands, costs and expenses suffered or incurred by Landlord, directly or indirectly, in connection with any inaccuracy or breach of any representation or warranty of Tenant set forth in this Section.

11.	Miscellaneous.
11.1

This Amendment, including Exhibit A (Outline and Location of Fifth Amendment Expansion Space) attached hereto, sets forth the entire agreement between the parties with respect to the matters set forth herein.  There have been no additional oral or written representations or agreements.

11.2

Except as herein modified or amended, the provisions, conditions and terms of the Current Lease shall remain unchanged and in full force and effect.  In the case of any inconsistency between the provisions of the Current Lease and this Amendment, the provisions of this Amendment shall govern and control.  The capitalized terms used in this Amendment shall have the same definitions as set forth in the Current Lease to the extent that such capitalized terms are defined therein and not redefined in this Amendment.

11.3

Submission of this Amendment by Landlord is not an offer to enter into this Amendment.  Landlord shall not be bound by this Amendment until Tenant and Guarantor (as defined below) have executed and delivered the same to Landlord.

11.4

Within ten (10) days after the delivery to Tenant of Landlord’s request from time to time, Tenant shall reimburse Landlord for all costs (including reasonable attorneys’ fees) incurred by Landlord and its lender for the Building in connection with this Amendment, the MHTC Agreement, and the MHTC Lease Term Amendment (as defined in Section 11.9 below).

11.5

Landlord and Tenant hereby each represent and warrant to the other that it knows of no real estate broker, finder or agent who is entitled to a commission in connection with this Amendment. Landlord and Tenant each agree to indemnify, protect, defend and hold harmless the other from and against any and all losses, liabilities, damages, claims, demands, costs and expenses (including, without limitation, reasonable attorneys’ fees) suffered or incurred by the other in connection with any leasing commissions or equivalent compensation alleged to be owing on account of the indemnifying party's dealings with any real estate broker, finder or agent in connection with this Amendment or the transaction contemplated hereby.

11.6

At Landlord’s option, this Amendment shall be of no force and effect unless and until accepted by any guarantors of the Current Lease, who by signing below shall agree that their guaranty shall apply to the Current Lease as amended herein, unless such requirement is waived by Landlord in writing.

11.7	Each signatory of this Amendment represents hereby that he or she has the authority to execute and deliver the same on behalf of the party hereto for which such signatory is acting.
11.8

This Amendment specifically is contingent upon the execution and delivery by Landlord and MHTC of an amendment to the MHTC Lease to modify the term of the same to expire effective on the day preceding the Fifth Amendment Expansion Space Commencement Date, in form and on terms satisfactory to Landlord and MHTC in their respective sole discretion (the “MHTC Lease Term Amendment”).  If Landlord and MHTC fail to enter into the MHTC Lease Term Amendment, this Amendment shall be null and void and of no force or effect and the Current Lease shall continue in full force and effect as if this Amendment had not been executed.

11.9

Redress for any claim against Landlord under the Current Lease and this Amendment shall be limited to and enforceable only against and to the extent of Landlord’s interest in the Building.  The obligations of Landlord under the Current Lease, as amended hereby, are not intended to and shall not be personally binding on, nor shall any resort be had to the private properties of, any of its trustees or board of directors and officers, as the case may be, its investment manager, the general partners thereof, or any beneficiaries, stockholders, employees, or agents of Landlord or the investment manager, and in no case shall Landlord be liable to Tenant hereunder for any lost profits, damage to business, or any form of special, indirect or consequential damages.

11.10	This Amendment may be executed in multiple counterparts, each of which it shall be deemed an original, but all of which shall constitute one and the same instrument.
11.11

The counterparts of this Amendment may be executed and delivered by facsimile or other electronic means and the parties may rely on the receipt of such counterpart so executed and delivered by facsimile or other electronic means as if the original had been received.

[Signature Page Follows]

IN WITNESS WHEREOF, Landlord and Tenant have duly executed this Amendment as of the day and year first above written.

WITNESS:		LANDLORD:

GI TC 850 WINTER STREET, LLC,
a Delaware limited liability company
/s/ David Waller		By:	/s/ Tony Lin
Print Name:	David Waller	Name:	Tony Lin
		Title:	Authorized Person

WITNESS:		TENANT:

ALKERMES, INC.,
a Pennsylvania corporation
/s/ Samuel G. Theodoss		By:	/s/ Michael Landine
Print Name:	Samuel G. Theodoss	Name:	Michael Landine
		Title:	Senior Vice President

The undersigned (“Guarantor”): (i) hereby consents and agrees to the modifications and all other matters contained in this Amendment; (ii) reaffirms to Landlord each of the representations, warranties, covenants and agreements of Guarantor set forth in that certain Guaranty dated May 15, 2014, executed by it in connection with the Current Lease (the “Guaranty”), with the same force and effect as if each were separately stated in this Amendment and made as of the date of this Amendment; and (iii) acknowledges and agrees that the Guaranty will continue in full force and effect with respect to the Current Lease, as amended by this Amendment, and that all references in the Guaranty to the “Lease” are hereby amended to refer to the Current Lease, as amended by this Amendment.

Guarantor hereby notifies Landlord that the address for Guarantor’s agent for service of process listed in Section 10 of the Guaranty (i.e., Douglas McLaughlin) has been changed to c/o Langer & McLaughlin, LLP, 535 Boylston Street, 3rd Floor, Boston, MA 02116.

WITNESS:		GUARANTOR:

ALKERMES PLC,
an Irish public limited company

/s/ Paula Hamm		By:	/s/ Tom Riordan
Print Name:	Paula Hamm	Name:	Tom Riordan
		Title:	Assistant Company Secretary

EXHIBIT A - OUTLINE AND LOCATION OF FIFTH AMENDMENT EXPANSION SPACE

attached to and made a part of the Amendment dated effective as of October 31, 2018, between

GI TC 850 WINTER STREET, LLC, a Delaware limited liability company, as Landlord and

ALKERMES, INC., a Pennsylvania corporation, as Tenant

Exhibit A is intended only to show the general layout of the Fifth Amendment Expansion Space as of the beginning of the Fifth Amendment Expansion Space Commencement Date.  It does not in any way supersede any of Landlord’s rights set forth in the Current Lease with respect to arrangements and/or locations of public parts of the Building and changes in such arrangements and/or locations.  It is not to be scaled; any measurements or distances shown should be taken as approximate.

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